Exhibit 10.9

                                 REVOLVING NOTE


     $5,000,000                                                May 23, 2006

     For value received, the undersigned, TRADESTAR CONSTRUCTION SERVICES, INC., a New Mexico corporation and PETROLEUM ENGINEERS, INC., a Louisiana corporation (together, the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, at its office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated the same date as this Note (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

  TRADESTAR CONSTRUCTION SERVICES, INC.           PETROLEUM ENGINEERS, INC.


  By:    /s/ Clarence Joseph Downs                By:   /s/ Kenneth L. Thomas
         -------------------------                      ---------------------
  Name:  Clarence Joseph Downs                    Name: Kenneth L. Thomas
  Its:   President
                                                  Its:  Chief Financial Officer